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                                                                     EXHIBIT 5.1

[VINSON&ELKINS LOGO]                                     VINSON & ELKINS L.L.P.
                                                          2300 FIRST CITY TOWER
                                                             1001 FANNIN STREET
                                                      HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                             FAX (713) 758-2346
                                                                  www.velaw.com



February 19, 2003



Newfield Exploration Company
363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060

Ladies and Gentlemen:

We acted as counsel for Newfield Exploration Company, a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 2,000,000 additional shares of common stock, par value $.01 per share ( "Common Stock"), issued or that may be issued pursuant to the Newfield Exploration Company 2000 Omnibus Stock Plan (the "Plan"). On February 14, 2002, the Plan was amended and restated principally to increase the number of shares of Common Stock authorized for issuance under the Plan from 2,000,000 to 4,000,000. The additional 2,000,000 shares of Common Stock that may now be issued pursuant to the Plan are referred to herein as the "Shares."

In connection with the foregoing, we have examined or are familiar with the certificate of incorporation and the bylaws, in each case, as amended to the date hereof, of the Company, the corporate proceedings with respect to the authorization and approval of the Plan and its amendment and restatement, the Form S-8 Registration Statement filed in connection with the registration of the offering and sale of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the provisions of the Plan, will be validly issued and fully paid and non-assessable.

The foregoing opinion is limited to the federal laws of the United States of America, the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.